Exhibit 10.7

Exclusive Option Agreement

The Exclusive Option Agreement, dated as of September 7, 2006, is made by and among the following parties:

(1) Beijing Global Education & Technology Co., Ltd, a wholly foreign owned enterprise registered in the People’s Republic of China (“PRC”) with its legal address at 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing. (“Beijing WFOE”)

(2) Shanghai Global Career Education & Technology Holdings Limited, a limited liability company registered in Beijing with its legal address at Room 1703, No.98 Songhu Road, Yangpu District, Shanghai. (“Shanghai Global Career”)

(3) Zhang Xiaodong (PRC ID No.110108196710244966)

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

(the “Selling Shareholder A”)

Zhang Yongqi (PRC ID No.430102196802200537)

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

(the “Selling Shareholder B”)

(collectively, the “Selling Shareholders”).

As used in this Agreement, each of Beijing WFOE, Shanghai Global Career and the Selling Shareholders is referred to as a “Party” respectively and the “Parties” collectively.

WHEREAS,

1.	Zhang Xiaodong and Zhang Yongqi, the shareholders of Shanghai Global Career, collectively own 100% of the Equity Interests of Shanghai Global Career.

2.	Shanghai Global Career and Beijing WFOE have entered into a series of contracts, including the Exclusive Consulting and Services Agreement and the Equity Interest Pledge Agreement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

1. Purchase and Sale of Equity Interest

1.1 Authorization

The Selling Shareholders hereby irrevocably grant to Beijing WFOE, under the laws of the PRC, a sole authority (“Purchase Right of Equity Interest”) for Beijing WFOE or one or more persons designated by Beijing WFOE (the “Designated Persons”) to purchase (in accordance with steps decided by Beijing WFOE and at the price specified in Section 1.3 hereof) at any time from the Selling Shareholders all or part of the Selling Shareholders’ equity interests in Shanghai Global Career. Except for Beijing WFOE and the Designated Persons, as the case may be, the Selling Shareholders shall not grant such right to any other person. Shanghai Global Career hereby agrees to the granting of Purchase Right of Equity Interest by the Selling Shareholders to Beijing WFOE. For the purposes of this Agreement, “person” has the meaning of natural person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2 Steps

The exercise of Purchase Right of Equity Interest of Beijing WFOE shall be upon and subject to the laws and regulations of PRC. Beijing WFOE shall send a written notice (the “Notice of Purchase of Equity Interest”) to the Selling Shareholders to exercise the Purchase Right of Equity Interest, and the Notice of Purchase of Equity Interest shall contain the following:

(a) Beijing WFOE’s decision to exercise the purchase right;

(b) If possible, the equity interests to be purchased by Beijing WFOE or the Designated Person, as the case may be, from the Selling Shareholders (the “Purchased Equity Interest”);

(c) Purchase date and Equity Interest transferring date.

1.3 Purchase Price

The price of the Purchased Equity Interest shall be the lowest value as permitted by the PRC laws and regulations at the time when the Purchase Right of Equity Interest is exercised. Unless otherwise required expressly or impliedly, the Purchase Price shall be RMB 1 in accordance with the then PRC laws and regulations at the exercise of the Purchase Right of Equity Interest,.

1.4 Transfer of the Purchased Equity Interest

Upon each and every exercise by Beijing WFOE or the Designated Person, as the case may be, of the Purchase Right of Equity Interest:

(a) The Selling Shareholders shall urge Shanghai Global Career to convene a shareholders meeting, and during the meeting, to pass the decision or resolution to transfer the equity interest from the Selling Shareholders to Beijing WFOE and/or the Designated Persons, as the case may be;

(b) The Selling Shareholders shall, upon the terms and conditions of this Agreement and the Notice of Purchase of Equity Interest, enter into Equity Interest transfer agreement with Beijing WFOE (or, as applicable, the Designated Persons);

(c) The related parties shall execute all other requisite contracts, agreements or documents, obtain all necessary approval and consent of the government, perform all requisite actions and conduct all requisite procedures in order to transfer the valid ownership of the Purchased Equity Interest (free of any Security Interest) to Beijing WFOE and/or the Designated Person, and to cause Beijing WFOE and/or the Designated Person, to be the registered owner of the Purchased Equity Interest. For the purposes of this Agreement, “Security Interest” has the meaning of guaranty, mortgage, right or interest of any third party, any purchase right of equity interest, right of acquisition, preemptive right, right of set-off, encumbrance or other security arrangements. Notwithstanding the foregoing, it does not include any security interest subject to this Agreement or the Equity Interest Pledge Agreement entered into by and between Beijing WFOE and the Selling Shareholders.

2. Covenants Relating to Equity Interest

2.1 Covenants of the Selling Shareholders and Shanghai Global Career

Each of the Selling Shareholders and Shanghai Global Career hereby covenant:

(a) Without prior written consent of Beijing WFOE, not, in any form, to change, amend or restate the articles of the association of Shanghai Global Career, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

(b) To follow safe and sound finance and business standard and practice, maintain the existence of Shanghai Global Career and prudently and effectively operate its business;

(c) Without prior written consent of Beijing WFOE, not, from the execution date of this Agreement, to sell, transfer, mortgage or dispose in any form any assets, legitimate or beneficial interest of business or income of Shanghai Global Career, or to place or create any other security interests over assets of Shanghai Global Career;

(d) Without prior written consent of Beijing WFOE, not to incur, success, provide guarantee for or allow exist any debts, with the exception of (i) debts incurred from normal or daily business; (ii) debts having been disclosed to or having obtained written consent from Beijing WFOE;

(e) To normally operate all business to maintain the asset value of Shanghai Global Career, without engaging in any action that may adversely affect the operation and asset value of Shanghai Global Career;

(f) Without prior written consent of Beijing WFOE, not to enter into any material contract, with the exception of the contract entered into during the normal business (for the purposes of this paragraph, a contract with a value more than RMB 100,000 shall be deemed as material contract);

(g) Without prior written consent of Beijing WFOE, not to provide loan or credit to any person;

(h) Upon request, to provide all operation and finance materials relevant to Shanghai Global Career to Beijing WFOE or the Designated Person, where applicable;

(i) Without prior written consent of Beijing WFOE, not to merge or form alliance with any person, or purchase the shares or equity interests of any person or invest in any person;

(j) To immediately notify Beijing WFOE the occurrence or, to the best knowledge, the likely occurrence of a material litigation, arbitration or administrative procedure related to the assets, business and operation of Shanghai Global Career;

(k) In order to maintain the title of Shanghai Global Career to all its assets, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate defence for all claims;

(l) Without prior written notice of Beijing WFOE, not to allocate dividends or profits to shareholders in any form, but upon the request of Beijing WFOE or as it may direct, to allocate all or part of its distributable profits to Beijing WFOE;

(m) Upon the request of Beijing WFOE, to appoint any person designated by Beijing WFOE to be a member of the Board of Directors of Shanghai Global Career or its legal representative;

(n) Upon the request of Beijing WFOE, Shanghai Global Career shall purchase or hold property or business insurances from insurance company accepted by Beijing WFOE, and the amount and category of such insurances shall be similar to companies with similar business operation.

2.2 Further Covenants of the Selling Shareholders

Each of the Selling Shareholders further covenants:

(a) Without prior written consent of Beijing WFOE, not, from the execution date of this Agreement, to or cause to sell, transfer, mortgage or dispose of in any other form any legitimate or beneficial interest of the equity interests in Shanghai Global Career, or to approve the creation of any other security interest over such equity interests, with the exception of the pledge over the equity interests of the Selling Shareholders in Shanghai Global Career in accordance with the Equity Interest Pledge Agreement;

(b) To cause its authorized representative(s) not to approve at any shareholders meeting except with the prior written consent of Beijing WFOE, any sale, transfer, mortgage or disposal in any other form of any legal or beneficial interest in the equity interests in Shanghai Global Career, with the exception of the pledge over the equity interests of the Selling Shareholders in Shanghai Global Career in accordance with the Equity Interest Pledge Agreement;

(c) To cause the authorized representative(s) not to approve at the shareholders meeting, except with the prior written consent of Beijing WFOE, any merger or association of Shanghai Global Career with any person, or purchase of shares/equity interests of any person or investment in any person;

(d) To immediately notify Beijing WFOE the occurrence or, to the best of their knowledge, the likely occurrence of any material litigation, arbitration or administrative procedure related to the equity interests owned by them in Shanghai Global Career;

(e) To cause the authorized representative(s) to vote at shareholders meeting in favor of the transfer of the Purchased Equity Interest pursuant to this Agreement;

(f) In order to maintain Shanghai Global Career’s ownership of its assets, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate defence for all claims;

(g) Upon the request of Beijing WFOE, to appoint any person designated by Beijing WFOE to be a member of the Board of Directors of Shanghai Global Career;

(h) Upon the request of Beijing WFOE at any time, to immediately transfer their equity interests in Shanghai Global Career to the representative designated by Beijing WFOE unconditionally and at any time, waive their preemptive right in respect of any equity interest being transferred by any other shareholder;

(i) To prudently comply with the terms and conditions of this Agreement and other agreements entered into by the Selling Shareholders, Shanghai Global Career and Beijing WFOE, to duly perform all obligations under this Agreement, and not to take any action that may affect the validity and enforceability of these agreements.

3. Representations and Warranties of Shanghai Global Career and the Selling Shareholders

Upon and from the execution date of this Agreement and every transferring date, each of the Selling Shareholders and Shanghai Global Career hereby represents and warrants jointly and severally to Beijing WFOE as follows:

(a) It has the power and ability to enter into and deliver this Agreement, and as a contractual party, to transfer the Purchased Equity Interest according to this Agreement or each equity interest transferring agreement (hereinafter referred to as “Transferring Agreement”) for each single transfer, and to perform its obligations under this Agreement and any Transferring Agreement by which it is bound at such time. Upon execution, this Agreement and the Transferring Agreements to which it is a party constitute a legal, valid and binding obligation of it and is enforceable against it in accordance with its terms;

(b) The execution, delivery of this Agreement and any Transferring Agreement and performance of the obligations under this Agreement and any Transferring Agreement do not: (i) violate any relevant laws and regulations of PRC; (ii) conflict with Shanghai Global Career’s Articles of Association or other organizational documents; (iii) breach any contract or instruments to which it is a party; (iv) violate any conditions required for the issuance of any consent or approval and maintaining the validity thereof; or (v) cause suspension, revocation of or imposition of additional condition on any consent or approval issued to it;

(c) The equity interests in Shanghai Global Career outstanding as of the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable and are owned, of record or beneficially, by the Selling Shareholders thereof free and clear of all liens, and were either issued in accordance with all applicable securities Laws or pursuant to exemptions therefrom, with the exception of the pledge of equity interests agreed by Beijing WFOE or the Designated Person;

(d) Shanghai Global Career does not have any undisclosed debt, with the exception of (i) debt incurred from its normal business; and (ii) debt having been disclosed to Beijing WFOE and having obtained written consent from Beijing WFOE;

(e) Shanghai Global Career abides by all applicable laws and regulations related to the contracts and mergers (share or assets);

(f) No material litigation, arbitration or administrative procedure relating to the equity interest or assets of Shanghai Global Career or currently involving Shanghai Global Career is pending or, to the best knowledge of the Selling Shareholders and Shanghai Global Career, threatened or likely to occur.

(g) The Selling Shareholders of Shanghai Global Career hereby waive any and all pre-emptive rights, rights of first refusal, co-sale rights or similar rights, as well as any entitlements to liquidation preferences or other preferences contemplated under the articles of association of Shanghai Global Career or otherwise.

4. Effective Date

This Agreement shall come into effect from the date of execution and continue being effective for 10 years. Beijing WFOE may, at its sole discretion, decide to extend or early terminate this Agreement. In the event that the Selling Shareholders cease to hold any equity interest in Shanghai Global Career as a result of the performance of this Agreement or the Equity Interest Pledge Agreement, this Agreement shall automatically terminate.

5. Governing Law and Dispute Resolution

5.1 Governing Law

This Agreement, the rights and obligations of the Parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, to the exclusion of the choice of law rules.

5.2 Dispute Resolution

All disputes arising out of or in connection with this Agreement shall be conciliated friendly by and between the Parties. When the disputes could not be solved by conciliation, such disputes shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by arbitrators appointed in accordance with rules currently effective of such arbitration commission. The arbitration ruling shall be final. The place of arbitration shall be in Beijing. In the event of any disputes arising out of or in connection with the performance or interpretation of this Agreement or any disputes are under arbitration, the Parties hereto shall continue to perform its obligations and exercise its rights hereunder except for those in dispute.

6. Taxes and Expenses

Each Party shall, according to the laws of PRC, bear for its own part any and all applicable taxes, the costs and expenses for the preparation and execution of this Agreement and all Transferring Agreements, as well as those incurred or imposed fees and taxes as the result of the consummation of the transactions under this Agreement and all Transferring Agreements.

7. Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective Parties at the following addresses or to such other address as the Party to whom notice is given may have previously furnished to the other Parties hereto in writing in the manner set forth above:

If to Beijing WFOE:

Beijing Global Education & Technology Co., Ltd.

Address: 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing

If to Shanghai Global Career:

Shanghai Global Career Education & Technology Holdings Limited

Address: Room 1703, No.98 Songhu Road, Yangpu District, Shanghai

If to the Selling Shareholders

Zhang Xiaodong:

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Zhang Yongqi:

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

8. Confidentiality

The Parties acknowledge and confirm any oral or written materials exchanged by the Parties relating to this Agreement are confidential. The Parties shall strictly maintain the confidentiality of all such materials. Without written approval by the disclosing party, the receiving party may not disclose to any third party any confidential materials, except for any information that: (a) is or becomes available to the public other than as a result of a disclosure by the receiving party in breach of this Agreement; (b) was available to the receiving party, or has become available to the receiving party, on a non-confidential basis from a source other than the disclosing party; (c) must be disclosed subject to applicable laws, regulations or other ordinances; or (d) shall necessarily be disclosed to the receiving party’s legal or financial consultant relating the contemplated transaction, provided that the legal or financial consultant shall be caused to subject to similar confidentiality obligation as set forth in this Section. The breach of the confidentiality obligation by any staff or the institutions retained by the receiving party shall be deemed as the breach of such obligation by such receiving party. This Section shall survive the termination of this Agreement for a period of five (5) years.

9. Further Assurances

The Parties to the Agreement agree to promptly execute documents and to take actions reasonably necessary for the realization of the purpose of this Agreement.

10. Miscellaneous

10.1 Amendment, Modification and Supplement

Any amendments, modification, supplements, additions or changes of the Agreement shall be in writing and come into effect upon being executed and sealed by the Parties hereto.

10.2 Entire Agreement

This Agreement constitute the sole and entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the Parties with respect to the subject matter hereof.

10.3 Headings

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.4 Language

This Agreement is executed in 4 copies in Chinese.

10.5 Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.6 Transfer or Assignment

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except Beijing WFOE may assign any right, interest or obligation hereunder to its affiliates. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

10.7 Survival

(a) Any obligation arises or becomes due prior to the expiration or termination of the Agreement shall survive such expiration and termination.

(b) Article 5, Article 8 and Article 10.8 hereof shall survive the termination of this Agreement.

10.8 Waiver

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

OPTION AGREEMENT

(THE SIGNATURE PAGE)

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed on their behalf by duly authorized representatives as of the date first written above.

Beijing WFOE:

Authorized Representative: Zhang Xiaodong

Shanghai Global Career:

Authorized Representative: Zhang Xiaodong

The Selling Shareholders:

Zhang Xiaodong:

Signature:

Zhang Yongqi:

Signature: